                                                                 Exhibit 2.5



                              ESCROW AGREEMENT

                  This Escrow Agreement (this "AGREEMENT") is made and entered into this [__] day of August, 2004 (the "CLOSING DATE"), by and among Gardner Denver, Inc., a Delaware corporation ("BUYER"), Wells Fargo Bank, National Association, a national banking association, as escrow agent (the "ESCROW AGENT"), and Audax Vacuum Corp., a Delaware corporation ("REPRESENTATIVE"), as the representative for the Sellers of nash_elmo Holdings LLC, a Delaware limited liability company (the "COMPANY"). Capitalized terms used in this Agreement but not defined herein are used in this Agreement as defined in the Merger Agreement.

                                  RECITALS
                                  --------

                  A. Buyer, the Company, the Representative and the other parties named therein have entered into an Agreement and Plan of Merger dated as of July 28, 2004 (as the same may be amended or modified from time to time in accordance with its terms, the "MERGER AGREEMENT").

                  B. The Merger Agreement provides for certain adjustments to the merger consideration as a result of a post-Closing reconciliation of Cash on Hand and Indebtedness and a post-Closing review of the Company's management of Net Working Capital.

                  C. The Merger Agreement also provides that Buyer and other indemnified persons shall be entitled to indemnification with respect to certain matters and upon the terms and subject to the conditions provided in the Merger Agreement.

                  D. As a condition to the consummation of the transactions contemplated by the Merger Agreement, Buyer, the Representative and the Escrow Agent are required to execute and deliver this Agreement, pursuant to which Buyer shall deposit, for the benefit of the Sellers, the aggregate sum of $20,000,000 (the "ESCROW FUNDS") with the Escrow Agent to be held in a separate account and disbursed by the Escrow Agent subject to the terms and conditions set forth in this Agreement.

                  NOW THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Appointment of Escrow Agent. Buyer and the Representative (on behalf of
   ---------------------------
the Sellers) hereby appoint and designate the Escrow Agent as the escrow agent for the purposes set forth in this Agreement, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth in this Agreement. Notwithstanding the references in this Agreement to the Merger Agreement, Buyer and the Representative acknowledge that the Escrow Agent is neither party to the Merger Agreement for any purpose nor responsible for its interpretation or enforcement.



2. Deposit in Escrow. Simultaneously with the execution and delivery of this
   -----------------
Agreement, Buyer is depositing, for the benefit of the Sellers, the Escrow Funds with the Escrow Agent. The Escrow Agent hereby acknowledges receipt of the Escrow Funds. The Escrow Agent shall hold and, subject to the terms and conditions of this Agreement, disburse the Escrow Funds and any and all interest, income and gains accrued thereon (collectively, "INTEREST") in accordance with the terms and conditions of this Agreement. Notwithstanding anything herein to the contrary, Interest shall not be considered a part of the Escrow Funds.

3. Investment. The Escrow Agent shall record and hold the Escrow Funds in a
   ----------
separate and distinct account on the terms and subject to the conditions set forth herein. As specified in writing by the Representative from time to time, the Escrow Agent shall invest the Escrow Funds in Permitted Investments. "PERMITTED INVESTMENTS" means (i) obligations of the United States government, (ii) certificates of deposit at commercial banks having combined capital and surplus of at least $100,000,000, (iii) commercial paper rated no lower than "A-1" by Standard & Poor Corp. or "P-1" by Moody's Investment Service, Inc., (iv) money market accounts and/or money market mutual funds reasonably acceptable to Buyer and the Representative or (v) such other investments as may be determined by mutual agreement of Buyer and the Representative. The Escrow Agent shall act upon investment instructions the day that such instructions are received; provided that the instructions
                                             -------------
are communicated within a reasonable amount of time to allow the Escrow Agent to make the specified investment. In absence of such written instructions the Escrow Funds shall be invested in WF Government Money Market Fund, or such similar or successor fund offered by the Escrow Agent. The Permitted Investments are to be held in the custody of the Escrow Agent. The Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Funds consisting of investments to provide for payments required to be made under this Agreement. No party hereto shall be liable or responsible in any manner for any loss or depreciation resulting from any such investment or liquidation thereof, or any costs in connection therewith, and all of said losses and costs shall be borne by the Escrow Funds. Subject to Section 4(d) hereof, any Interest is
                                      ------------
to be reinvested in the account from which such Interest was earned. Promptly following the conclusion of each calendar year until the termination of this Agreement, the Escrow Agent shall deliver to Buyer and the Representative a written statement of account with respect to any Interest realized on the Escrow Funds. The Representative (on behalf of the Sellers) shall furnish the Escrow Agent with a completed Internal Revenue Form W-9 (or Form W-8, if applicable).

4. Escrow Claims and Distributions.
   -------------------------------

                  (a) Buyer Claims. The Escrow Funds shall only be
                      ------------
distributed and released to Buyer as follows:

                           (i) From and after the date of this Agreement, Buyer shall be entitled to reimbursement out of the Escrow Funds for amounts owed to Buyer or a Buyer Indemnitee, as the case may be, pursuant to Sections 2.08 and 9.01(a) of the Merger Agreement.

                           (ii) Buyer shall:

                                    (A) with respect to a claim under
         Section 2.08 of the Merger Agreement, provide within 45 calendar days from the date hereof written notice (a "NOTICE") to the Representative and Escrow Agent, in the form attached hereto as APPENDIX A, specifying in reasonable detail the nature and dollar
         ----------
         amount of, as the case may be, (a) the Reconciliation of Cash on Hand and Indebtedness at Closing and the proposed distribution to Buyer relating thereto and/or (b) any claim with respect to Net Working Capital (together, an "ADJUSTMENT CLAIM"); and

                                    (B) with respect to a claim under
         Section 9.01(a) of the Merger Agreement, provide within 18 months from the date hereof a Notice to the Representative and Escrow Agent, in the form attached hereto as APPENDIX B, specifying in
                                               ----------
         reasonable detail the nature and dollar amount of any claim (an "INDEMNIFICATION CLAIM") it or a Buyer Indemnitee has under Section 9.01(a) of the Merger Agreement.

                           In the case of an Adjustment Claim or an Indemnification Claim (the term "CLAIM" is used herein to refer to either an Adjustment Claim or an Indemnification Claim and the term "NOTICE" is used herein to refer to a notice for either such Claim, as the case may be), Buyer shall also deliver to the Escrow Agent written proof of proper delivery to the Representative of a copy of the applicable Notice.

                           (iii) If:

                                    (A) with respect to an Adjustment Claim,
         the Representative provides (1) the Objections Statement to Buyer in accordance with the terms of Section 2.08 of the Merger Agreement; and (2) notice to Buyer and Escrow Agent confirming the delivery of an Objections Statement with respect to such Adjustment Claim (an "ADJUSTMENT COUNTER NOTICE") within 45 calendar days following receipt by Escrow Agent of proof of delivery to Representative of Notice regarding such Adjustment Claim, then such Adjustment Claim must be resolved as provided in Section 8(b)(i)
                                                          ---------------
         hereof; and

                                    (B) with respect to an Indemnification
         Claim, the Representative provides notice to Buyer and Escrow Agent disputing such Indemnification Claim specifying in reasonable detail the nature and grounds of any such dispute (an "INDEMNIFICATION COUNTER NOTICE") within 30 calendar days following receipt by Escrow Agent of proof of delivery to Representative of Notice regarding such Indemnification Claim, then such Indemnification Claim must be resolved as provided in Section
                                                               -------
         8(b)(ii) hereof.
         --------

                           (iv) If no Adjustment Counter Notice or
         Indemnification Counter Notice (the term "COUNTER NOTICE" is used herein to refer to either an Adjustment Counter Notice or an Indemnification Counter Notice, as the case may be) is received by Escrow Agent within the required time period, then the dollar amount claimed by Buyer as set forth in its Notice shall be deemed established for purposes of this Escrow Agreement and the Merger Agreement and, as promptly as possible following the end of such period, Escrow Agent shall pay to the relevant party set forth in the Notice the dollar amount claimed in the Notice from the Escrow Funds. Escrow Agent shall not inquire into or consider whether a Claim complies with the requirements of the Merger

         Agreement. If a Counter Notice is given with respect to a Claim in accordance with this Agreement, Escrow Agent shall make payment to Buyer with respect to such Claim only in accordance with Section 8
                                                                  ---------
         of this Agreement.

                  (b) Representative Claims. From and after the date of this
                      ---------------------
         Agreement, the Representative shall be entitled to reimbursement out of the Escrow Funds, in an amount not to exceed $250,000, for all Allowed Expenses incurred by the Representative in connection with the performance of its obligations under this Agreement and the Merger Agreement. The Representative shall provide written notice to Buyer and Escrow Agent specifying in reasonable detail the nature and dollar amount of any such Allowed Expenses. The Representative shall also deliver to the Escrow Agent written proof of proper delivery to the Buyer of a copy of such notice. As promptly as possible following its receipt of such notice, the Escrow Agent shall pay to the Representative the dollar amount claimed in such notice from the Escrow Funds. Escrow Agent shall not inquire into or consider whether such reimbursement request complies with the requirements of the Merger Agreement.

                  (c) Independent Auditor Claims. If Buyer and the
                      --------------------------
         Representative engage an Independent Auditor pursuant to Section 2.08(a) of the Merger Agreement, one-half of the costs and expenses of the Independent Auditor shall be reimbursed out of the Escrow Funds (with the other one-half of the costs and expenses being borne directly by Buyer). Either Buyer or the Representative shall provide written notice to the other party and the Escrow Agent specifying in reasonable detail the nature and dollar amount of any such costs and expenses to be reimbursed out of the Escrow Funds. Such notifying party shall also deliver to the Escrow Agent written proof of proper delivery to the other party of a copy of such notice. As promptly as possible following its receipt of such notice, the Escrow Agent shall pay to the Independent Auditor the dollar amount claimed in such notice from the Escrow Funds. Escrow Agent shall not inquire into or consider whether such reimbursement request complies with the requirements of the Merger Agreement.

                  (d) Release of Interest. No Interest earned on the Escrow
                      -------------------
         Funds shall be subject to release to Buyer hereunder, but instead shall be released to the Representative on a calendar quarterly basis in arrears, with the final such release occurring on the date of the final release of the Escrow Funds hereunder.

                  (e) Escrow Funds Termination. On the dates described in
                      ------------------------
         this Section 4(e), the Escrow Agent shall distribute to the
              ------------
         Representative on behalf of the Sellers: (i) $5,000,000 on the 45th calendar day after the date hereof if, by such date, the Escrow Agent has not received a Notice under Section 4(a)(ii)(A) above of
                                               -------------------
         Buyer's intention to pursue a post-Closing adjustment under Section 2.08(a) of the Merger Agreement; (ii) if the foregoing clause (i) does not apply, on the 45th calendar day after the date hereof, the difference between $5,000,000 and the dollar amount (the "ADJUSTMENT AMOUNT") of all Adjustment Claims asserted by Buyer by such date under Section 4(a)(ii)(A) above for a post-Closing
                         -------------------
         adjustment under Section 2.08(a) of the Merger Agreement; (iii) if the foregoing clause (i) does not apply, on the date of the final distribution to Buyer pursuant to Section 4(a)(ii)(A) above as a
                                           -------------------
         result of a post-Closing adjustment under Section 2.08(a) of the Merger Agreement, $5,000,000 less (A) the amount distributed to the
                                      ----

         Representative under the preceding clause (ii) and (B) the amount (if any)distributed to Buyer pursuant to Section 4(a)(ii)(A) above as a result of a post-Closing adjustment under Section 2.08(a) of the Merger Agreement (provided that the Adjustment Amount in full shall be immediately distributed to the Representative under this clause (iii) if it is determined that Buyer is not entitled to any post-Closing adjustment under Section 2.08(a) of the Merger Agreement)); and (iv) on the date that is 18 months after the date hereof, the remaining Escrow Funds less the amounts, if any,
                                            ----
         specified in any then-pending Notice on such date. To the extent any Escrow Funds have not been released on the date that is 18 months after the date hereof as a result of any Notice pending on such date, any remaining Escrow Funds with respect to such pending Notice (not otherwise distributed to Buyer hereunder as a result of the resolution of all Claims the subject of such pending Notice) shall be promptly released by the Escrow Agent to the Representative (on behalf of the Sellers) following resolution in accordance with the terms herein of all Claims the subject of such pending Notice. With respect to any amount distributed to the Representative hereunder, the Representative shall promptly deliver such amount to the Sellers on a pro rata basis (based on each Seller's share of the Aggregate Unit Number) in accordance with the procedures established between the Representative and the Sellers. Distributions to the Sellers pursuant to the preceding sentence shall be in furtherance of the payment to such Sellers of the Final Unit Price as contemplated by the Merger Agreement. Upon the complete distribution of the Escrow Funds and Interest pursuant to this Section 4(e) and Section 4(d) above, this Agreement (other
              ------------     ------------
         than Sections 5, 6, and 9-22) shall automatically terminate.
              -----------------------

5. Escrow Agent Compensation. The Escrow Agent is to be compensated in
   -------------------------
accordance with the fee schedule attached to this Agreement as APPENDIX C
                                                               ----------
for the performance of its duties under this Agreement and to be reimbursed for its reasonable costs and expenses incurred in connection therewith (the "ESCROW FEES"). All Escrow Fees and/or unsatisfied indemnification rights of the Escrow Agent are to be borne and paid out of the Escrow Funds. The Escrow Agent shall be entitled and is hereby granted the right to set off and deduct any unpaid Escrow Fees and/or unsatisfied indemnification rights from the Escrow Funds; provided, however that Buyer shall immediately
                       --------
reimburse the Representative in an amount equal to 50% of any set offs and deductions made by the Escrow Agent against the Escrow Funds as a result of the Escrow Agent's unsatisfied indemnification rights hereunder.

6. Obligations and Liabilities of the Escrow Agent.
   -----------------------------------------------

         (a) The Escrow Agent has no duties or obligations other than those specifically set forth in this Agreement.

         (b) The Escrow Agent is not responsible in any manner whatsoever for any failure or inability of any party other than the Escrow Agent to honor any of the provisions of this Agreement.

         (c) The Escrow Agent is fully protected in acting or refraining from acting upon and relying upon any written notice, direction, request, waiver, consent, receipt or other paper or document that the Escrow Agent in good faith reasonably believes to have been signed or presented by the proper party or parties.

         (d) The Escrow Agent shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith or for any mistake in fact or law or for anything that it may do or refrain from doing in connection with this Agreement, except for its own gross negligence or willful misconduct.

         (e) The Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any dispute or construction of any of the provisions of this Agreement or its duties under this Agreement, and the Escrow Agent shall incur no liability and shall be fully protected in acting or refraining from acting in good faith in accordance with the opinion and instruction of such counsel.

         (f) In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

7. Automatic Succession; Resignation and Removal of Escrow Agent.
   -------------------------------------------------------------

         (a) Any company into which the Escrow Agent may be merged or with which it may be consolidated or any company to whom Escrow Agent may transfer a substantial amount of its global escrow business, shall be the successor to the Escrow Agent without the execution or filing of any paper or further act on the part of any parties, notwithstanding anything in this Agreement to the contrary.

         (b) The Escrow Agent may resign as escrow agent at any time with or without cause by giving written notice to Buyer and the Representative, such resignation to be effective 30 calendar days following the date such notice is given. In addition, Buyer and the Representative jointly may remove the Escrow Agent as escrow agent at any time with or without cause by an instrument signed by both Buyer and the Representative (which may be executed in counterparts), given to the Escrow Agent, which instrument must designate the effective date of such removal. If any such resignation or removal occurs, a successor escrow agent shall be appointed by Buyer and the Representative. Any such successor escrow agent shall deliver to Buyer and the Representative a written instrument accepting such appointment and, upon such delivery, it shall be considered the "Escrow Agent" for all purposes under this Agreement and, as such, it shall succeed to all of the rights and duties of the escrow agent, and be entitled to receive and hold the Escrow Funds and Interest, all in accordance with the terms of this Agreement.

         (c) If Buyer and the Representative are unable to agree upon a successor escrow agent or have failed to appoint a successor escrow agent prior to the expiration of 30 calendar days following the date of the notice of resignation or removal referred to in Section 7(b), the then acting Escrow Agent
                                ------------
         shall petition any court of competent jurisdiction for the appointment of a successor escrow agent or other appropriate relief, and any such resulting appointment shall be binding upon all of the parties to this Agreement.

         (d) Upon acknowledgment by any successor Escrow Agent of the receipt of the Escrow Funds and Interest, the then-replaced escrow agent shall be fully relieved of all duties, responsibilities and obligations under this Agreement except with respect to actions previously taken or omitted by such escrow agent.

8. Disputes.
   --------

         (a) In the event of any dispute under Section 4(a) of this
                                               ------------
         Agreement, the Escrow Agent shall hold that portion of the Escrow Funds that is the subject of such dispute and await settlement or other resolution of any dispute in accordance with Section 8(b)
                                                            ------------
         below.

         (b) If the Representative delivers:

                  (i) an Adjustment Counter Notice as described in Section
                                                                   -------
                  4(a)(iii)(A), such dispute under this Agreement must be
                  ------------
                  settled prior to the distribution of any contested amount under such Notice (it being understood that any uncontested amount shall be distributed promptly to Buyer on delivery of the Adjustment Counter Notice) by the Escrow Agent's receipt from the Representative or Buyer, as the case may be, of a signed certification that sets forth that the Settlement Payment has been determined in accordance with the terms of Section 2.08 of the Merger Agreement; or

                  (ii) an Indemnification Counter Notice as described in
                  Section 4(a)(iii)(B), such dispute under this Agreement
                  --------------------
                  must be settled prior to the distribution of any contested amount under such Notice (it being understood that any uncontested amount shall be distributed promptly to the relevant party on delivery of the Indemnification Counter Notice) either: (A) by mutual agreement of the parties concerned within ten calendar days (or such longer period as mutually agreed by the Representative and Buyer) of the Representative's delivery of the Indemnification Counter Notice (evidenced by appropriate instructions in writing to the Escrow Agent, signed by all such parties) or (B) if the Representative and Buyer are unable to resolve the dispute within such ten-day period (or such longer period as mutually agreed by the Representative and Buyer), by the Escrow Agent's receipt from the Representative or Buyer, as the case may be of a signed certification that describes and attaches a final non-appealable decision of a court of competent jurisdiction.

         (c) The Escrow Agent shall disburse the Escrow Funds upon receipt of notice of the sort referred to in Section 8.1(b)(i) or (ii), as
                                              -----------------    ----
         the case may be, in accordance with the payment instructions contained in such notice. The Escrow Agent is under no duty whatsoever to institute or defend any such proceedings. Prior to the settlement of any such dispute, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, that portion of the Escrow Funds that is the subject of such dispute.

9. Taxation of Interest Earned on Investment of Escrow Funds. For income tax
   ---------------------------------------------------------
reporting purposes, the Interest earned on the Escrow Funds shall be deemed to be income of the Representative (on behalf of the Sellers). The Representative (on behalf of the Sellers) shall file all income tax returns and the Escrow Agent shall report the income earned on the Escrow Funds on Internal Revenue Service Form 1099 (or any other required forms or tax returns) consistent with such treatment. The Escrow Agent shall withhold income tax from the income earned on the Escrow Funds to the extent required by law (and file any required tax returns or forms) and deposit such amounts with the appropriate governmental authority as required by law.

10. Indemnification of Escrow Agent. In partial consideration of the Escrow
    -------------------------------
Agent's acceptance of this appointment, Buyer and the Representative shall jointly and severally indemnify and hold the Escrow Agent harmless as to any liability incurred by it to any Person by reason of its having accepted such appointment or in carrying out the terms of this Agreement and shall reimburse the Escrow Agent for all of its reasonable costs and expenses, including, among other things, attorneys' fees and expenses, incurred by reason of any matter as to which an indemnity is paid. Notwithstanding the foregoing, no indemnity need be paid in case of the Escrow Agent's gross negligence or willful misconduct. Such indemnification rights shall survive the termination, resignation or removal of the Escrow Agent.

11. Notices. All notices and other communications required or permitted
    -------
hereunder must be in writing and shall be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile transfer (if confirmed in writing by mail simultaneously dispatched), one business day after having been dispatched by a nationally recognized overnight courier service or three business days after having been deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States Mail to the appropriate party at the address or facsimile number specified below:

         (a)               If to Buyer:

                           Gardner Denver, Inc.
                           1800 Gardner Expressway
                           Quincy, Illinois 62301
                           Attention:     Corporate Secretary
                           Facsimile No.: (217) 228-8260

                           With a copy to:
                           (which shall not constitute notice to Buyer)

                           Baker & McKenzie LLP
                           130 East Randolph Drive
                           Chicago, Illinois 60601
                           Attention:     Dieter Schmitz
                           Facsimile No.: (312) 861-2899

         (b)               If to the Representative:

                           Audax Vacuum Corp.
                           c/o Audax Group
                           101 Huntington Avenue
                           Boston, Massachusetts 02199
                           Attention:     Keith Palumbo
                           Facsimile No.: (617) 859-1600

                           with a copy to:
                           (which shall not constitute notice to the Representative)

                           Kirkland & Ellis LLP
                           200 East Randolph Drive
                           Chicago, Illinois  60601
                           Attention:  Jeffrey J. Seifman
                           Facsimile No.:  (312) 861-2200

         (c)               If to Escrow Agent:

                           Wells Fargo Bank, National Association
                           230 W. Monroe Street, 29th Floor
                           Corporate Trust Services
                           Chicago, Illinois  60606
                           Attention:     Timothy P. Martin
                           Facsimile No.: (312) 726-2158

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

12. Binding Effect. This Agreement is binding and inures to the benefit of
    --------------
the parties and their respective successors and assigns.

13. Severability. The parties hereto agree that (a) the provisions of this
    ------------
Agreement shall be severable in the event that for any reason whatsoever the provisions hereof are invalid, void or otherwise unenforceable, (b) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable and (c) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

14. Assignment. This Agreement may not be assigned or transferred except
    ----------
upon a written agreement executed by each of the parties to this Agreement.

15. Third Party Beneficiaries. Nothing in this Agreement is intended or will
    -------------------------
be construed to confer on any Person other than the parties or their successors and assigns any rights or benefits under this Agreement.

16. Headings. The headings in this Agreement are intended solely for the
    --------
convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

17. Appendix. The Appendices are deemed to be a part of this Agreement.
    --------

18. Counterparts. This Agreement may be executed in multiple counterparts,
    ------------
each of which shall be deemed an original, and all of which together shall constitute one and the same document.

19. Governing Law. This Agreement must be governed by and construed under
    -------------
the laws of the State of New York, without regard to conflict of laws principles.

20. Amendment. No amendment of this Agreement is binding unless made in a
    ---------
written instrument that specifically refers to this Agreement and is signed by Buyer, Representative and the Escrow Agent.

21. No Strict Construction. The language used in this Agreement shall be
    ----------------------
deemed to be the language chosen by the parties hereto to express their collective mutual intent, and no rule of strict construction shall be applied against any person. The term "including" as used herein shall be by way of example, and shall not be deemed to constitute a limitation of any term or provision contained herein. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form.

22. Entire Agreement. This Agreement, together with the Merger Agreement and
    ----------------
the Agreement and Plan of Merger dated as of July 28, 2004, by and among Buyer, Neptune Holdings II, Inc., a Delaware corporation, and nash_elmo Corp., a Delaware corporation (the "BC Merger Agreement"), contain the entire understanding among the parties and supersedes any prior understanding and agreements between them, in each case respecting this subject matter. There are no representations, agreements or understandings, oral or written, between or among the parties to this Agreement relating to the subject matter of this Agreement that are not fully expressed in this Agreement, the Merger Agreement or the BC Merger Agreement.

23. Release on Non-business Days. In the event that a release of Escrow
    ----------------------------
Funds to Buyer or the Representative (or Interest to the Representative) hereunder is required to be made on a date that is not a business day, such release may be made on the next succeeding business day with the same force and effect as if made when required.


                       [SIGNATURES ON FOLLOWING PAGE]

                  IN WITNESS WHEREOF, Buyer, Representative and Escrow Agent have executed this Agreement as of the day and year first above written.

                                        GARDNER DENVER, INC.


                                        By:________________________________
                                           Name:
                                           Title:


                                        AUDAX VACUUM CORP.


                                        By:________________________________
                                           Name:
                                           Title:


                                        WELLS FARGO BANK, NATIONAL
                                        ASSOCIATION, as Escrow Agent


                                        By:________________________________
                                           Name:
                                           Title: